UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

AMENDMENT 1

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]

Preliminary Information Statement

[  ]

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ]

Definitive Information Statement

CHINA MULTIMEDIA, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]        No fee required

[  ]

$125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11

[  ]

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.

Title of each class of securities to which transaction applies:

_________________________________________________________________

2.

Aggregate number of securities to which transaction applies:

_________________________________________________________________

3.

Per unit price or other underlying value of transaction computed pursuant to Exchange

            Act Rule 0-11

_________________________________________________________________

4.

Proposed maximum aggregate value of transaction

_________________________________________________________________

5.

Total fee paid

_________________________________________________________________

[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

CHINA MULTIMEDIA, INC.

Room 306, 3/F

Beautiful Group Tower, 77 Connaught Road

Central, Hong Kong

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

INTRODUCTION

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and regulation 14C and Schedule C thereunder, this notice and information statement (the “Information Statement”) will be mailed out on or about June 11, 2010 (the “Mailing Date”) to the shareholders of record, as of May 24, 2010 (the “Record Date”), of China Multimedia, Inc. (hereinafter referred to as “we,” “us,” “our,” the “Company”, or “CMI”), a Nevada corporation. This Information Statement is being circulated to advise the shareholders of action already approved and taken without a meeting by written consent of our majority shareholder who holds a majority of the voting power of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal set forth herein will not be effective until 20 days after the date this Information Statement is mailed to the shareholders; the Company anticipates that the proposal will become effective on or about July 2, 2010 (the “Effective Date”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

(1)

An amendment to the Company’s Articles of Incorporation to increase the authorized shares of common stock from 50,000,000 shares to 100,000,000 shares, to be effective as of 20 days after the date this Information Statement is mailed to the Company’s shareholders.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It describes the essential terms of the amendment to the Company’s Articles of Incorporation. Additional information about the Company is contained in its reports filed with the United States Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov/index.htm.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the following actions were taken pursuant to a Written Consent of the majority shareholder of the Company:

(1)

An amendment to the Company’s Articles of Incorporation to increase the authorized shares of common stock from 50,000,000 shares to 100,000,000 shares, to be effective as of 20 days after the date this Information Statement is mailed to the Company’s shareholders.

The Board of Directors has fixed the close of business on May 24, 2010 as the Record Date for determining the Shareholders entitled to notice of the foregoing corporate action.

This Information Statement has been prepared by our management, and the entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Shareholders of record at the close of business on May 24, 2010, are entitled to notice of the foregoing action to be effective on or about July 2, 2010. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because the shareholder holding a majority of the voting rights of all outstanding shares of common stock as of the Record Date voted in favor of the foregoing action by written consent, and having sufficient voting power to approve such proposal through its ownership of the common stock, no other consents will be solicited in connection with this Information Statement. Only one Information Statement shall be delivered to multiple security holders sharing an address, unless contrary instructions have been received by the Company from one or more security holders. The Company will deliver, promptly upon written or oral request, a separate copy of the Information Statement, to a security holder at a shared address to which a single copy was delivered and will provide instructions to any such security holder as to how they can notify the Company of their wish to receive a separate copy.

The elimination of the need for a meeting of shareholders to approve this action is made possible by provisions of the Nevada Revised Statutes which provide that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our shareholders, our Board of Directors voted to utilize the written consent of the holder of a majority interest of our voting securities. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholder who holds a majority of the voting power of our capital stock.

STATEMENTS REGARDING FORWARD LOOKING INFORMATION

THIS INFORMATION STATEMENT AND THE DOCUMENTS INCORPORATED IN THIS DOCUMENT BY REFERENCE CONTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND BUSINESS.  WORDS SUCH AS “ANTICIPATES,” “EXPECTS,” “INTENDS,” “PLANS,” “BELIEVES,” “SEEKS,” “ESTIMATES” AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS.  THESE FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS.

CURRENT INFORMATION ABOUT THE COMPANY

China Multimedia, Inc. was incorporated in the State of Nevada on August 16, 2006.  We are a development stage company established to: 1) provide web design solutions to companies; and 2) introduce potential business opportunities to business partners. To date, the Company’s business activities have consisted of developing its business plan, raising initial capital, and signing two agreements for the provision of the Company’s services.  We have earned limited revenue from our business operations.

Web Design Solutions

CMI provides cost-effective web design solutions for small and medium-sized business enterprises throughout Hong Kong. CMI’s goal is to assist potential clients with establishing or maintaining websites which allow the clients to promote their Internet presence. Websites provide a vehicle for businesses to post information about their company onto the Internet, thereby reaching the global market. In the current market, many companies are attempting to establish an online presence without spending or committing a substantial amount of capital or time.

On September 26, 2008, we entered into a Service Agreement with Century Health Medical Limited (“CHML”), a PRC company, pursuant to which CMI agreed to assist CHML with the development of its website.  As consideration for our services, CHML paid us a fee of US$7,700.  The term of the Service Agreement was from September 26, 2008 through December 31, 2008. As of September 30, 2009, the Company had completed rendering the services to CHML. As consideration for our services, CHML paid us a fee of approximately US$7,700. The foregoing description of Service Agreement does not purport to be complete and is qualified in its entirety by reference to the Service Agreement which was filed as Exhibit 10.2 to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on December 30, 2008, and is hereby incorporated by reference.

CMI’s Business Opportunities Program

In addition to our web design service, we also focus on creating new business opportunities for specific companies. On December 11, 2006, CMI entered into an Agreement (the “DNAF Agreement”) with DNA Financial Systems (“DNAF”), a Hong Kong corporation founded in 2005, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form 10-SB, filed with the SEC on January 5, 2007, and is hereby incorporated by reference. DNAF is the regional solution provider for the financial industry in the Asia Pacific Region.  Pursuant to the terms of the DNAF Agreement, we will attempt to establish new business opportunities for DNAF by identifying, locating, and introducing potential clients to DNAF.  Pursuant to the terms of the DNAF Agreement, as compensation for CMI’s efforts, CMI is entitled to 40% of the initial commission that DNAF receives from any client or other business opportunity that CMI establishes for DNAF. DNAF determines the amount of the fees charged to any new clients.

For the fiscal year ending September 30, 2010, and the subsequent twelve months, the Company expects to continue with its efforts to develop its Web Design Solutions Business and its Business Opportunities Program.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal positions with the Company held by such persons and the date such persons became a director or executive officer. The executive officers are elected annually by the Board of Directors. The directors serve one year terms or until their successors are elected.

The directors and executive officers currently serving the Company are as follows:

Name	Age	Position	Director or Officer Since
Wilson Cheung	35	President, Chief Executive Officer, Chief Financial Officer, Director	August 2006
Vivian Wing Yee Poon	27	Secretary	February 2008

Biographical Information

Mr. Wilson Cheung.

Mr. Wilson Cheung is the President, Chief Executive Officer, Chief Financial Officer and Director of CMI. His responsibilities include general management and financial management. Mr. Cheung also holds the positions of Treasurer and Chief Financial Officer.  Mr. Cheung has more than ten years working experience in the investment banking and corporate finance areas in Hong Kong markets. Mr. Cheung has been the Director and President of Super Luck, Inc., a Delaware corporation that resells a financial software product, since August 2005. In July 2005, he became a managing director of Easterly Financial Investment Limited, a Hong Kong corporation, which provides financial advisory services in the Asia Pacific region. Mr. Cheung was with First Asia Finance Group Limited from December 2001 to July 2005. Mr. Cheung worked as a junior executive officer in the corporate finance department with Oriental Patron Asia Limited, an investment bank specializing in corporate finance, from September 1999 to September 2000; as an Assistant Manager with Kingsway Capital Limited, an investment bank specializing in corporate finance from October 2000 to May 2001; and as a Manager with Core Pacific - Yamaichi International (H.K.) Limited in Hong Kong from June 2001 to November 2001, engaging in the provision of corporate finance, financial advisory, and securities placement and underwriting services . Mr. Cheung holds a Bachelor of Business degree from the Swinburne University of Technology in Melbourne, Australia. He obtains an EMBA in the Chinese University of Hong Kong in 2006.  Currently, Mr. Cheung devotes 25% of his time to CMI. He also devotes 75% of his time to Market Data Consultants, Inc, Super Luck, Inc, DNA Systems, Inc. and Easterly Financial Investment Limited in even proportion. These companies are not in the same business as CMI and there would be no conflicts among CMI and these entities. Since July 2005, Mr. Cheung has been the managing director of Easterly Financial Investment Limited.

Ms. Vivian Wing Yee Poon.  – Ms. Vivian Wing Yee Poon has been the Secretary of the Company since February 2008. She is responsible for the general administrative work and management of the Company.

Ms. Poon has been working in Easterly Financial Investment Limited, a Hong Kong corporation, which provides financial advisory services in the Asia Pacific region since January 2007. From August 2005 to October 2006, Ms. Poon worked as a Department Officer in Hospital Authority. Ms. Poon is currently the Secretary of two other reporting companies under the Securities Exchange Act of 1934: i) since April 2008, she has been the Secretary of Market Data Consultants, Inc. a Delaware corporation which is in business of reselling a market data management software products. ii) since August 2008, she has been the Secretary of DNA Systems, a Nevada corporation which is in business of providing venues for professional organizations to organize conferences, seminars, corporate training, and other events. She has also been the Chief Executive Officer of DNA Systems, Inc since October 2007. Her responsibilities are to oversee the general and administrative tasks. Ms. Poon graduated from the University of Hong Kong with a Bachelor Degree in Science in 2005.

Family Relationships

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 24, 2010, certain information with respect to the common stock beneficially owned by (i) each director, nominee to the Board of Directors and executive officer of the Company; (ii) each person who owns beneficially more than 5% of the common stock; and (iii) all directors and executive officers as a group:

Title and Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common	Wilson Cheung (1)	8,640,000	84.71%
Common	Josephine Wai Wai Cheung	1,000,000	9.8%

(1)

The person listed is currently an officer, a director, or both, of the Company.

VOTING SECURITIES & INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the outstanding shares of common stock of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. As of the Record Date, the Company had 10,200,000 Voting Shares issued and outstanding, consisting entirely of common stock, which for voting purposes are entitled to one vote per share. The consenting shareholder is the record and beneficial owner of 8,640,000 shares of the Company’s common stock, which represents approximately 84.71% of the total number of Voting Shares. Pursuant to Section 78.320 of the Nevada Revised Statutes, the consenting shareholder voted in favor of the action described herein in a written consent, dated May 24, 2010.  No consideration was paid for the consent.  The consenting shareholder’s name, affiliations with the Company and beneficial holdings are as follows: Wilson Cheung, our President, Chief Executive Officer, Chief Financial Officer and Director of the Company who owns 8,640,000 shares of common stock voted in favor of the amendment to the Articles of Incorporation.

AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors and the consenting majority shareholder have adopted and approved resolutions to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock that the Company has the authority to issue from 50,000,000 shares, par value $.001 to 100,000,000 shares, par value $.001 (the “Amendment”).  A copy of the Certificate of Amendment is attached hereto as Exhibit A.

The Board of Directors and the consenting majority shareholder believe that the Amendment is in the best interests of the Company and its stockholders, as it will provide the Company with additional shares of available common stock which may be utilized in pursuing potential future business transactions.  At this time, the Company does not have any plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares of common stock that are being created as a result of the Amendment.  In the event that the Company was to pursue a business transaction that involved the issuance of additional shares of its common stock, this would dilute the holdings of current shareholders of the Company.

Furthermore, the Amendment could have an anti-takeover effect because additional authorized shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make more difficult a change in control or takeover of the Company.   For example, the Company’s management could utilize the additional shares of authorized common stock to frustrate a third-party transaction by diluting the stock ownership of persons seeking control of the Company.  Our Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company; the Amendment was not enacted with the intent that they be utilized as a type of anti-takeover device.

Dissenter’s Rights

The general corporation law of the State of Nevada does not provide for dissenter’s rights of appraisal in connection with the above described actions.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact Wilson Kin Cheung, at Room 306, 3/F, Beautiful Group Tower, 77 Connaught Road, Central, Hong Kong..  We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.  Copies of our annual report on Form 10-K (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any shareholder to the Company at Rm 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong.  Copies of all exhibits to the annual reports on Form 10-K are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

Exhibits

1.

Amendment to the Articles of Incorporation of China Multimedia, Inc.

By Order of the Board of Directors,

/s/ Wilson Cheung
Wilson Cheung, Director

June 7, 2010

EXHIBIT A

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

China Multimedia, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article Three shall be amended in its entirety to read as follows:

"This corporation is authorized to issue One Hundred Million (100,000,000) shares designated as "Common Stock" with a par value of $.001 per share."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 8,640,000 shares (84.71%)

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09

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